January 10, 1997

Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois  60025

        Re: 850,000 Shares of Common Stock,
		          $1.00 par value per share, and
          		Associated Stock Purchase Rights

Gentlemen:

    I refer to the Registration Statement on Form S-8
(the "Registration Statement") being filed by Zenith
Electronics Corporation (the "Company") with the
Securities and Exchange Commission under the Securities
Act of 1933, as amended (the "Securities Act"), relating to the registration of 850,000 shares of Common Stock, $1.00 par value per share (the "New Shares"), of the Company to be offered under the 1987 Zenith Stock Incentive Plan (the
"Plan").

    I am familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

    Based on the foregoing, I am of the opinion that:

    1.  The Company is duly incorporated and
validly existing under the laws of the State of Delaware.

    2. The New Shares will be legally issued, fully paid and non-assessable and will be validly issued, in each case when issued and acquired in accordance with the terms and conditions of the Plan.

    This opinion is limited to the General Corporation
Law of the State of Delaware and the laws of the United
States of America. I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.


Zenith Electronics Corporation
Page 2
January 10, 1997


    I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to myself included in or made a part of the Registration
Statement or Prospectus relating to the Registration
Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related
Rules promulgated by the Securities and Exchange
Commission.

                              Very truly yours,


                              /s/ Wayne M. Koprowski
                              Senior Attorney